Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

April 7, 2005

Board of Directors

Ivory Capital Corporation

13950 Ballantyne Corporate Place, Suite 325

Charlotte, North Carolina 28277

Ivory Capital Corporation

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Ivory Capital Corporation, a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 55,100,335 shares of the Company’s common stock, no par value per share (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

2. The Shares have been duly authorized for issuance and are legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP